                                                               Exhibit 23.(d)3.

                         INTER-SERIES TRANSFER AGREEMENT
                          INVESTMENT ADVISORY AGREEMENT

         This Inter-Series Transfer Agreement by and between Delaware Lincoln Investment Advisers ("DLIA") and Delaware Management Company ("DMC"), both of which are a separate series of Delaware Management Business Trust ("DMBT") shall be effective as of May 1, 2002.

                                    RECITALS:

         WHEREAS, DMBT is a multi-series business trust registered with the Securities and Exchange Commission as an investment adviser;

         WHEREAS, both DLIA and DMC are series of DMBT;

         WHEREAS, DLIA intends to transfer its obligations under the Investment Advisory Agreement dated December 14, 1981 (the "Agreement") between DLIA ("Adviser") and Lincoln National Bond Fund, Inc. (the "Fund") to DMC effective May 1, 2002;

         WHEREAS, this transfer does not result in a transfer of the Agreement from one registered investment adviser to another, or a change of control or management, and thus does not constitute an "assignment" of the Agreement under the Investment Company Act of 1940, as amended; and

         WHEREAS, the described transfer of advisory obligations from DLIA to DMC was approved by the Board of Directors of the Fund;

         NOW, THEREFORE, the parties hereto agree as follows:

1. The Agreement previously in effect between DLIA and the Fund is hereby transferred to DMC, and all references to DLIA shall be replaced with references to DMC.

2. DMC agrees to perform and be bound by and assumes all of the terms of the Agreement and the obligations and duties of DLIA thereunder.

3. The Agreement shall continue in full force and effect as set forth therein for the remainder of its term.

         IN WITNESS WHEREOF, the undersigned have executed this Inter-Series Transfer Agreement as of the date set forth above.

DELAWARE LINCOLN INVESTMENT                        DELAWARE MANAGEMENT
ADVISERS, a series of Delaware                     COMPANY, a series of Delaware
Management Business Trust                          Management Business Trust

By:                                                By:
    -----------------------------------                -------------------
Name:    Jude T. Driscoll                          Name:    David K. Downes
Title:   Executive Vice President/                 Title:   President
         Head of Fixed Income

ACKNOWLEDGED:

LINCOLN NATIONAL BOND FUND, INC.

By:
    -----------------------------------
Name:    Kelly D. Clevenger
Title:   President